Exhibit 3.2

BY-LAWS

OF

SIRIUS ACQUISITIONS HOLDING COMPANY III

ARTICLE I

OFFICES

1.1.                            Registered Office.  The registered office shall be established and maintained at 1209 Orange Street, Wilmington, New Castle County, Delaware and Corporation Trust Center shall be the registered agent of the Corporation in charge thereof.

1.2.                            Other Offices.  The Corporation may have other offices, either within or outside the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require, provided, however, that the Corporation’s books and records shall be maintained at such place within the continental United States as the Board of Directors shall from time to time designate

ARTICLE II

STOCKHOLDERS

2.1.                            Place of Stockholders’ Meetings.  All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any designated place, but may instead be held solely by means of remote communication.  Stockholders not physically present at a meeting of stockholders may, by means of remote communication participate in a meeting of the stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely be means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

2.2.                            Date and Hour of Annual Meetings of Stockholders.  The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board of Directors (hereinafter called the Board) and designated in the notice or waiver of notice thereof; except that no annual meeting need be held if all actions, including the election of directors, required by the Delaware General Corporation Law to be taken at a stockholders annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.5 of this Article.

If there be a failure to hold the annual meeting or to take action by written consent to elect Directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the Corporation, its last annual meeting or the last action by written consent to elect Directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or Director.

2.3.                            Purpose of Annual Meetings.  At each annual meeting, the stockholders shall elect the members of the Board of Directors for the succeeding year.  At any such annual meeting any further proper business may be transacted.

2.4.                            Special Meetings of Stockholders.  Special meetings of the stockholders or of any class or series thereof entitled to vote may be called by the Board, the President or by the Chairman of the Board of Directors, or at the request in writing by stockholders of record owning at least fifty (50%) percent of the issued and outstanding voting shares of common stock of the Corporation.

2.5.                            Stockholders’ Consent in Lieu of Meeting.  Any action required by the laws of the State of Delaware to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders.

2.6.                            Notice of Meetings of Stockholders.  Except as otherwise expressly required or permitted by law, not less than ten days nor more than sixty days before the date of every stockholders’ meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting, written notice, served personally by mail or by telegram, stating the following:  the place, date and hour of the meeting.  Any notice to stockholders shall be effective if given by a form of electronic transmission consented to by the stockholder to whom notice is to be given.

2.7.                            Quorum of Stockholders.  Unless otherwise provided by the Certificate of Incorporation or by the law, at any meeting of the stockholders, the presence in person of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum. The withdrawal of any stockholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

2.8.                            Action by Consent Without Meeting.  Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at an annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled  to vote thereon were present and voted.   An electronic transmission consenting to an action to be taken and transmitted by a stockholder signed and dated for the purposes of this section provided that such electronic transmission sets forth information from which the Corporation can determine that the electronic transmission was transmitted by the stockholder.

ARTICLE III

BOARD OF DIRECTORS

3.1.                            General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by stockholders.

3.2.                            Number and Term of Office.  The number of directors which shall constitute the whole Board shall be fixed from time to time by a vote of a majority of the Whole Board.  The term “Whole Board” is used herein to refer to the number of directors from time to time authorized to be on the Board regardless of the number of directors then in office.  Directors need not be stockholders.  Each director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

3.3                               Resignation, Removal and Vacancies.  Any director may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Any director or the entire Board may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of the stockholders pursuant to Section 1.03 of Article I hereof.

Vacancies in the Board and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.4.                            Meeting.  (a)  Annual Meeting.  As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 2.05 of this Article.

(b)                                 Other Meetings.  Other meetings of the Board shall be held at such times and places as the Board, the Chairman of the Board or the President shall from time to time determine.

(c)                                  Notice of Meetings.  The Secretary shall give notice to each director of each meeting, including the time, place and purpose of such meeting.  Notice of each such meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which such meeting is to be held, or shall be sent to him at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held, but notice need not be given to any director who shall attend such meeting.  A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

(d)                                 Place of Meetings.   The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.

(e)                                  Quorum and Manner of Acting.  One-third of the total number of directors then in office (but not less than two) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these By-Laws.  In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)                                   Organization.  At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

(i)                                     the Chairman of the Board;

(ii)                                  the President;

(iii)                               any director chosen by a majority of the directors present.

3.5.                            Directors’ Consent in Lieu of Meeting.  Action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of or the proceedings of the Board or committee.

3.6.                            Action by Means of Conference Telephone or Similar Communications Equipment.  Any one or more members of the Board, or any committee designated by the Board, may participated in a meeting of the Board or any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

ARTICLE IV

COMMITTEES OF THE BOARD

4.1.                            Appointment of Executive Committee.                             The Board may from time to time by resolution passed by a majority of the whole Board designate from its members an Executive Committee to serve at the pleasure of the Board.  The Chairman of the Executive Committee shall be designated by the Board.  The Board may designate one or more directors as alternate members of the Executive Committee, who may replace any absent or disqualified member or members at any meeting of the Executive Committee.  The Board shall have power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.

4.2.                            Procedures of Executive Committee.  The Executive Committee, by a vote of a majority of its members, shall fix by whom its meetings may be called and the manner of calling and holding its meetings, shall determine the number of its members requisite to constitute a quorum for the transaction of business and shall prescribe its own rules of procedure, no change in which shall be made except by a majority vote of its members or by the Board.

4.3.                            Powers of Executive Committee.  During the intervals between the meetings of the Board, unless otherwise determined from time to time, by a resolution passed by the whole Board, the Executive Committee shall possess and may exercise all the powers and authority of the Board in the management and direction of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except that the Executive Committee shall not have power or authority in reference to:

(a)         amending the Certificate of Incorporation;

(b)         adopting an agreement of merger or consolidation;

(c)          recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d)         recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

(e)          submitting to stockholders any action which pursuant to the Delaware General Corporation Law requires stockholders approval;

(f)           filling vacancies in the Board or in any committee or fixing compensation of members of the Board for serving on the Board or on any committee;

(g)          amending or repealing the By-Laws;

(h)         declaring a dividend or authorizing the issuance or stock; or

(i)             amending or repealing any resolution of the Board which by its terms is not so amendable or repealable.

4.4.                            Reports of Executive Committee.  The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board, provided that no rights of third parties shall be affected by such review.

4.5.                            Other Committees.  The Board, by resolution adopted by a majority of the whole Board, may designate from among its members or more other committees, each of which shall have such authority of the Board as may be specified in the resolution of the Board designating such committee; provided, however, that any such committee so designated shall not have any powers not allowed to the Executive Committee sunder Section 4.3 of this Article III.  The Board shall have power at any time to change the members of any such committee, designate alternate members of any such committee and fill vacancies therein; and any such committee shall serve at the pleasure of the Board.

ARTICLE V

OFFICERS

5.1.                            Executive Officers.   The executive officers of the Corporation shall be a President, a Secretary and a Treasurer and may include a Chairman of the Board, one or more Vice Presidents and one or more Assistant Secretaries or Assistant Treasurers.  Any two or more Offices may be held by the same person.

5.2.                            Authority and Duties.  All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-Laws or, to the extent not so provided, by the Board.

5.3.                            Term of Office, Resignation and Removal.  All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board.  The Chairman of the Board, if any, and the President shall be elected or appointed from among the members of the Board.  Each officer shall hold office until his successor has been elected or appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided.  The Board may require any officer to give security for the faithful performance of his duties.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Corporation, and such resignation shall take effect at the time specified therein or, of the time when it shall become effective is not specified therein, at the time it is accepted by action of the Board.  Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.

All officers and agents elected or appointed by the Board shall be subject to removal at any time by the Board or by the stockholders of the Corporation with or without cause.

5.4.                            Vacancies.  If an office becomes vacant for any reason, the Board shall fill such vacancy.  Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of this predecessor shall have expired unless reelected or reappointed by the Board.

5.5                               Chairman of the Board.  If there shall be a  Chairman of the Board, he shall preside at meetings of the Board and of the stockholders at which he is present, and shall give counsel and advice to the Board and the officers of the Corporation on all subjects touching the welfare of the Corporation and the conduct of its business.  He shall perform such other duties as the Board may from time to time determine.  Except as otherwise provided by resolution of the Board he shall be ex officio a member of all committees of the Board.

5.6.                            The President.  The President shall be the principal executive Officer of the Corporation and, subject to the control of the Board of Directors, shall supervise and control all the business and affairs of the Corporation.  He shall, when present, preside at all meetings of the stockholders and of the Board of Directors.  He shall see that all orders and resolutions of the Board of Directors are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

5.7.                            Vice Presidents.  The Vice President or, if there be more than one, the Vice Presidents in the order of seniority or in any other order determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board or the President shall prescribe.

5.8.                            The Secretary.  The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision he shall perform such duties.  He shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his signature or the signature of the Treasurer or an Assistant Secretary or Assistant Treasurer.  He shall keep in safe custody the certificate books and stockholder records and such other books and records as the Board may direct and shall perform all other duties as from time to time may be assigned to him by the Chairman of the Board, the President or the Board.

5.9.                            Assistant Secretaries.  The Assistant Secretaries, if any, in order of their seniority or in any other order determined by the Board shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board or the Secretary shall prescribe.

5.10.                     The Treasurer.  The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects to the name and to the credit of the Corporation in such depositories as may be designated by the Board.  The Treasurer shall disburse the funds of the Corp[oration as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation; and, in general, perform all the duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to him by the President or the Board.

5.11.                     Assistant Treasurers.  The Assistant Treasurers, if any, in the order of their seniority or in any other order determined by the Board, shall in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board or the Treasurer shall prescribe.

ARTICLE VI

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, etc.

6.1.                            Execution of Documents.  The Board shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation; and, unless so designated or expressly authorized by these By-Laws, no officer or agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

6.2.                            Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer or any other officer of the Corporation to who power in this respect shall have been given by the Board shall select.

6.3.                            Proxies In Respect of Stock or Other Securities of Other Corporations.  The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; an such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instrument as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.

ARTICLE VII

SHARES AND THEIR TRANSFER; FIXING RECORD DATE

7.1.                            Certificates for Shares.  Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him in the Corporation, which shall otherwise be in such form as shall be prescribed by the Board. Certificates of each class shall be issued in consecutive order and shall be numbered in the order of their issue., and shall be signed by, or in the name of, the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

7.2.                            Records.  A record (herein called the stock record) in one or more counterparts shall be kept  in the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

7.3.                            Registration of Stock.   Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed.

7.4.                            Addresses of Stockholders.  Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post office address, if any, as the same appears on the share record books of the Corporation or at his known post office address.

7.5.                            Lost, Destroyed and Mutilated Certificates.  The Board or a committee designated thereby with power so to act may, in its discretion, cause to be issued a new certificate or certificate for stock of the Corporation in place of any certificate issued by it and reported to have been lost, destroyed or mutilated, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against on account of the alleged loss or destruction of any such certificate.

7.6.                            Regulations.  The Board may make such rules and regulations as it may deem expedient, not inconsistent with these By-Laws, concerning the issue, transfer and registration of certificates for stock of the Corporation.

7.7.                            Fixing Date for Determination of Stockholders of Record.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VIII

SECURITIES HELD BY THE CORPORATION

8.1.                            Voting.  Unless the Board of Directors shall otherwise order, the President, the Secretary or the Treasurer shall have full power and authority, on behalf of the Corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid.  The Board of Directors from time to time may confer like powers upon any other person or persons.

8.2.                            General Authorization to Transfer Securities Held by the Corporation.  (a) Any of the following Officers, to wit:  the President and the Treasurer shall be, and they hereby are, authorized  and empowered to transfer, convert, endorse, sell, assign, set over, and deliver any and all shares of stock, bonds, debentures, nots, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver, under the seal of the Corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

(b)                                 Whenever there shall be annexed to any instrument of assignment and transfer executed pursuant to and in accordance with the foregoing paragraph (a) a certificate of the Secretary of the Corporation in office at the date of such certificate setting forth the provisions of this Section 8.2 and stating that they are in full force and effect and setting forth the names of persons who are the Officers of the Corporation, then all persons whom such instrument and annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the by-laws and of such Officers is still in full force and effect.

ARTICLE IX

MISCELLANEOUS

9.1.                            Signatories.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors may from time to time designate.

9.2.                            Seal.                      The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures “Corporate Seal Delaware 2017”.

9.3.                            Waiver of Notice.  Whenever any notice whatever is required to be given by these By-Laws or the Certificate of Incorporation of the Corporation or the laws of the State of Delaware, the Person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable or other form or recorded communication, waive such notice, whether before or after the meeting or other matter in respect of which such notice is given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

9.4.                            Indemnity.   The Corporation shall indemnify its Directors, Officers and employees to the fullest extent allowed by law, provided, however, that it shall be within the discretion of the Board of Directors whether to advance any funds in advance of dispositions of any action, suit or proceeding, and provided further that nothing in this section 9.4 shall be deemed to obviate the necessity of the Board of Directors to make any determination that indemnification of the Director, Officer or employee is proper under the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145 of the Delaware General Corporations Law.

9.5.                            Insurance for Indemnification.  The corporation may purchase and maintain insurance for the indemnification of the Corporation and the directors, officers, employees and agents of the Corporation to the full extent and in the matter permitted by the applicable laws of the United States of Delaware from time to time in effect.

9.6.                            Fiscal Year.  Except as from time to time otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the 31st day of December in each year.

9.7                               Amendments to By-Laws.  Any By-Law (including these By-Laws) may be adopted, amended or repealed by the Board in any manner inconsistent with the laws of the State of Delaware or the Certificate of the Incorporation.

ADOPTED this 19th day of June 2018

Secretary